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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) December 9, 1994


                             APOGEE ROBOTICS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                      0-12792                  84-0916585
------------------------             ------------           ------------------
 (State or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)            File Number)           Identification No.)



1301 Meadowood Lane
Charlotte, North Carolina                                        28211
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(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (704) 362-6816




                                   Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(1)      (a)     On July 12, 1995, Apogee Robotics, Inc. ("Registrant"),
                 entered into an Asset Purchase Agreement with FMC Corp.
                 ("FMC"), to sell the following product (described in (i), (ii) and (iv) below) and technology (described in (iii) below) for $40,000.00:

                 (i) One chassis of an Orbitor 750 automatic guided vehicle with some power train components;

                 (ii) One chassis of a prototype Orbitor 6000 vehicle with a 6000 pound lift and an automation package and two Lawn II RF spread spectrum radio modems;

                 (iii) Complete mechanical design of the Orbitor 750 and 6000 products, including mechanical drawings, electromechanical schematics, bills of materials, specification sheets, and maintenance manuals; and

                 (iv)     Orbitor 750 Software Quotation Package.

         (b) The sale and purchase of the product and technology (the "Assets") is "as is" without any warranties concerning performance or fitness of use of the Assets. However, marketable title and no conflicting claims to the Assets is warranted by the Registrant. The Closing is scheduled for 5 days after bankruptcy court approval (see item 3 herein) of the Asset Purchase Agreement, but no later than October 31, 1995.

         (c) The sale and purchase of the technology (but not the sale of the product) is non-exclusive. If the Registrant resumes normal business, or a third party acquires all or part of the Registrant, then the Registrant and such third party shall each have a non-exclusive right to use the technology. Thus, Registrant may continue to pursue reorganization of its business notwithstanding the sale of technology to FMC.

         (d) Only after the sale has closed, and at FMC's request in its sole discretion, two of Registrant's officers may be obligated to provide assistance to FMC in transferring and implementing the technology.





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         (e)     The sale of the Assets represents a substantial portion of the Registrant's property. The amount of consideration to be paid by FMC was determined by arm's-length negotiation by the parties.

(2)      (a)     On October 4, 1994, Registrant's wholly owned subsidiary, AGV
                 Acquisitions, Inc. (AGV"), entered into an Agreement to acquire the automatic guided vehicle systems assets of SI
                 Handling Systems, Inc. ("SI") of Easton, Pennsylvania.
                 Failing delivery of certain assets to AGV, SI took steps to recover possession of other assets from AGV. Those actions and other alleged defaults by SI under the Asset Purchase
                 Agreement with AGV, resulted in the filing of an Adversary
                 Proceeding by AGV against SI on January 20, 1995 in the bankruptcy court in Denver, Colorado.

         (b) In the Adversary Proceeding, AGV sought damages for SI's alleged breach of the Asset Purchase Agreement. AGV alleged that the sale of SI's AGV assets closed on October 4, 1994; that SI delivered possession of the assets and its Rochester Hills facility to AGV on that same date; that, after the alleged closing, SI refused to pay for work AGV had performed for SI on uncompleted contracts; that because of unforseen financial difficulties, AGV was forced to terminate its business operations at the Rochester Hills facility, thereby destroying the value of AGV's business.

         (c) SI denied the material allegations of the complaint in the Adversary Proceeding and asserted counterclaims against AGV.

         (d) Pursuant to the terms of a proposed settlement agreement dated September 12, 1995, SI will pay AGV $150,000 in cash, Registrant will convey any interest they may have acquired in SI's assets, the claimants will release one another from any claims that they may have against each other, and all claims and counterclaims asserted in the Adversary Proceeding will be dismissed with prejudice. On September 12, 1995, a motion was filed in the Registrant's Bankruptcy Court proceedings seeking approval of the proposed Settlement Agreement. The motion is currently pending Court approval.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On December 9, 1994 the Registrant and AGV filed for protection from their creditors under Chapter 11 of the Federal Bankruptcy codes in Denver, Colorado, and is currently operating as a debtor in possession. This filing was the consequence of transactions involving the Registrant and Conagher and Co., Inc., including certain Stock Acquisition Agreements which, in managements view, Conagher and its principal failed to honor. Registrant's bankruptcy Case No. 94-22193-CEM, Chapter 11 and AGV's bankruptcy Case No. 94-22194-MSK have been jointly administered under the Registrant's Case Number.





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Registrant's management is preparing the necessary bankruptcy disclosure statements in conjunction with it's annual report on Form 10-K along with preparation of a reorganization plan. Management does not expect to file these documents until the end of 1995.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) Effective January 23, 1995, the Board of Directors of Registrant approved the engagement of the accounting firm of Hein + Associates LLP ("Hein") of Denver, Colorado as independent accountants for Registrant for the year ended June 30, 1995, and the resignation of its previous accountant, Brock and Company, CPAs, P.C. ("Brock"). The audit work of Brock was concluded upon in its report on the financial statements included in Registrant's Annual Report on Form 10K for the year ended June 30, 1994.

         (b) During the two most recent fiscal years and the subsequent interim period preceding their resignation, there have been no disagreements with Brock on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         (c) Brock's report on Registrant's financial statements for the fiscal year ended June 30, 1994 contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. Brock's report on Registrant's financial statements for the fiscal year ended June 30, 1994 was qualified by the following paragraph:

                 The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring operating losses and negative cash flows from operations, and has entered into commitments for the acquisition of a business. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         (d) During the two most recent fiscal years and the subsequent interim period preceding Brock's resignation, Registrant was not advised by Brock that internal controls necessary for Registrant to develop reliable financial statements do not exist nor that information has come to its attention that led it to no longer be able to rely on management's representation or that has made it unwilling to be associated with the financial statements prepared by management. Registrant has not been advised by Brock of the need to expand significantly the scope of Registrant's audit nor has Registrant been





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                 advised that during the two most recent fiscal years and the subsequent interim period preceding their resignation, that information has come to the attention of Brock that a further investigation may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (ii) cause Brock to be unwilling to rely on management's representations or be associated with Registrant's financial statements. Registrant has not been advised by Brock that information has come to its attention that materially impacts the fairness or reliability of either
                 (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to June 30, 1994, and due to the resignation of Brock the issue has not been resolved to its satisfaction prior to its dismissal.

         (e) Registrant has requested that Brock furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Brock's letter to the Securities and Exchange Commission is filed as an exhibit to this Form 8-K.

         (f) No consultations occurred between Registrant and Hein during the two most recent years and any subsequent interim period prior to Hein's appointment regarding the application of accounting principles, the type of audit opinion or other information considered by Registrant in reaching a decision as to an accounting, auditing or financial reporting issues.

ITEM 5.  OTHER EVENTS

         (a) Registrant is not current with its filings pursuant to the Securities Exchange Act of 1934 ("1934 Act") as a result of a complex bankruptcy estate. However, Registrant's management expects to file its 10-Q's for the fiscal quarters ending September 30, 1994, December 31, 1994, March 31, 1995 and September 30, 1995, and the annual report on Form 10-K for the fiscal year ended June 30, 1995 on or about January 15, 1996.

         (b) Registrant's delay in the issuance of these 1934 Act filings was because of the complexity of the bankruptcy estate and the uncertainty of the status of the adversary proceedings against SI described in Item 2 above.

         (c) Registrant is also a named defendant in an action brought against it and certain of its managers and directors by Conagher and Co., Inc.. The action was brought in the U.S. District Court for the Central District of California on





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                 December 2, 1994 (Case No. CB-ED94-270-RT {GAKX}) and removed to the U.S. District Court for the District of Colorado on February 16, 1995. This action alleges various securities violations and misrepresentations by the Registrant and includes claims for damages in the amount of $1.42 million, plus other unspecified damages. Registrant will vigorously defend the claims asserted by Conagher and may assert counterclaims against Conagher. The action is currently under automatic stay by operation of bankruptcy rules, although the Registrant intends to file a motion before the bankruptcy court to appoint special counsel for litigation in response to the Conagher claims. Such a motion could be denied by the Court.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  99.A   Exhibit A - Letter from Brock & Co., Inc.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, this 18 day of October, 1995.


                                        APOGEE ROBOTICS, INC.



                                        By: /s/ JAMES R. CURRIER
                                           ------------------------------------
                                           James R. Currier
                                           President and Chief Executive Officer





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                                EXHIBIT INDEX

Exhibit
Number                       Exhibit Descrition                        Page
-------                      ------------------                        ----

 99.A            Exihibit A - Letter from Brock & Co., Inc.